Exhibit 99.1

Oruka Therapeutics Announces $200 Million Private Placement

MENLO PARK, Calif., September 12, 2024 (GLOBE NEWSWIRE) - Oruka Therapeutics, Inc. (“Oruka” or the “Company”) (Nasdaq: ORKA), a biotechnology company developing novel biologics designed to set a new standard for the treatment of chronic skin diseases, including plaque psoriasis, today announced that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $200 million to the Company, before placement agent fees and offering expenses. The PIPE financing included participation from both new and existing investors, including a large investment manager, Braidwell LP, Venrock Healthcare Capital Partners, Fairmount, Access Biotechnology, Blackstone Multi-Asset Investing, Frazier Life Sciences, Paradigm BioCapital, RTW Investments LP, SR One, Janus Henderson Investors, Commodore Capital, Kalehua Capital, Avidity Partners, Affinity Healthcare Fund LP and Allostery Investments LP, among others.

Pursuant to the terms of the securities purchase agreement, Oruka is selling an aggregate of (i) 5,600,000 shares of its common stock (“Common Stock”) at a purchase price of $23.00 per share, (ii) 2,439 shares of its Series A non-voting convertible preferred stock (the “Series A Preferred Stock”) at a purchase price of $23,000 per share, and (iii) pre-funded warrants to purchase 680,000 shares of Common Stock at a price of $22.999 per pre-funded warrant. The shares of Series A Preferred Stock issued in the PIPE financing are convertible into an aggregate of 2,439,000 shares of Common Stock, with each share of Series A Preferred Stock being convertible into 1,000 shares of Common Stock, subject to Oruka stockholder approval and certain beneficial ownership limitations set by each holder. The pre-funded warrants have an exercise price of $0.001 per share. Following the transaction, there will be approximately 55.1 million shares of the Company’s Common Stock and Common Stock equivalents issued and outstanding, including shares of Common Stock underlying pre-funded warrants and Series A and Series B non-voting convertible preferred stock. The PIPE financing is expected to close on or about September 13, 2024, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the PIPE financing, together with the Company’s existing cash, cash equivalents, and marketable securities, to provide financing for research and development, general corporate expenses, and working capital needs. The Company expects that its cash will fund its operating plan through 2027.

Jefferies, TD Cowen, Leerink Partners, Stifel, and LifeSci Capital are acting as joint placement agents for the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Oruka and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock, the Common Stock issuable upon conversion of the Series A Preferred Stock, and the Common Stock issuable upon exercise of the pre-funded warrants, in each case sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oruka Therapeutics

Oruka Therapeutics is developing novel biologics designed to set a new standard for the treatment of chronic skin diseases. Oruka’s mission is to offer patients suffering from chronic skin diseases like plaque psoriasis the greatest possible freedom from their condition by achieving high rates of complete disease clearance with dosing as infrequently as once or twice per year. Oruka is advancing a proprietary portfolio of potentially best-in-class antibodies that were engineered by Paragon Therapeutics and target the core mechanisms underlying plaque psoriasis and other dermatologic and inflammatory diseases. For more information, visit www.orukatx.com and follow Oruka on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Oruka and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to Oruka’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the intended use of proceeds from the PIPE financing, Oruka’s cash sufficiency and runway, the expected timing of closing of the PIPE financing and the completion of the PIPE financing, and Oruka’s business plans. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “potential,” “pipeline,” “can,” “target,” “believe,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Oruka will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Oruka’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, market conditions and the satisfaction of closing conditions, as well as those uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Oruka’s most recent filings with the SEC (including its S-4 Registration Statement). Should one or more of these risks or uncertainties materialize, or should any of Oruka’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Oruka does not undertake or accept any duty to make any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Oruka.

Investor Contact:

Alan Lada
(650) 606-7911
alan.lada@orukatx.com